Exhibit 3.2

BYLAWS
OF
INTERNAL FIXATION SYSTEMS, INC.

INDEX

ARTICLE I
Offices

	Section 1.	Principal Office.

ARTICLE II
Seal

ARTICLE III
Meetings of Shareholders

	Section 1.	Place of Meeting.
	Section 2.	Annual Meetings.
	Section 3.	Special Meetings.
	Section 4.	Notice of Meetings.
	Section 5.	Action by Consent in Writing.
	Section 6.	Quorum.
	Section 7.	Required Vote.
	Section 8.	Voting and Proxies.
	Section 9.	Voting Lists.
	Section 10.	Record Date.

ARTICLE IV
Board of Directors

	Section 1.	Powers.
	Section 2.	Number.
	Section 3.	Election and Term of Office.
	Section 4.	Vacancies.
	Section 5.	Removal.
	Section 6.	Place of Meetings.
	Section 7.	Regular Meetings.
	Section 8.	Special Meetings.
	Section 9.	Quorum.
	Section 10.	Compensation.
	Section 11.	Executive Committee.
	Section 12.	Presence at Meetings.
	Section 13.	Written Consent.

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Internal Fixation Systems, Inc.
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ARTICLE V
Officers

	Section 1.	Designation.
	Section 2.	Election.
	Section 3.	Removal and Resignation.
	Section 4.	Vacancies.
	Section 5.	Chairman of the Board.
	Section 6.	President.
	Section 7.	Vice Presidents.
	Section 8.	Secretary.
	Section 9.	Treasurer.
	Section 10.	Compensation.

ARTICLE VI
Certificates of Stock

	Section 1.	Description.
	Section 2.	Lost Certificates.
	Section 3.	Transfers of Stock.
	Section 4.	Registered Shareholders.

ARTICLE VII
General Provisions

	Section 1.	Dividends.
	Section 2.	Checks.
	Section 3.	Fiscal Year.
	Section 4.	Execution of Deeds, Contracts and Other Documents

ARTICLE VIII
Amendment to Bylaws

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Internal Fixation Systems, Inc.
Page ii of 21

ARTICLE IX
Indemnification

	Section 1.	General.
	Section 2.	Expenses.
	Section 3.	Standard of Conduct.
	Section 4.	Advance Expenses.
	Section 5.	Benefit.
	Section 6.	Insurance.
	Section 7.	Affiliates.
	Section 8.	Survival.

ARTICLE X
Severability

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Internal Fixation Systems, Inc.
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BYLAWS

OF

INTERNAL FIXATION SYSTEMS, INC.

ARTICLE I

Principal Office

The principal office of the Corporation shall be established and maintained at 5619 NW 74th Ave., Unit B, Miami, Florida 33166, until changed to such place or places as the Board of Directors may determine.

ARTICLE II

Seal

The corporation shall have a corporate seal which shall be in circular form and have inscribed thereon the name of the Corporation, the year of its incorporation and the words "CORPORATE SEAL State of Florida" and may use the same by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced upon any paper or document.

ARTICLE III

Meetings of Shareholders

SECTION 1. Place of Meeting. All meetings of the shareholders shall be held at such place in or out of the State of Florida as shall be designated from time to time by the Board of Directors and stated in the notice of such meeting or in a duly executed waiver of notice thereof.
SECTION 2. Annual Meetings. The annual meeting of the shareholders of the Corporation shall be held the 10th day of March beginning in 2006 or at such other date as the Board of Directors
Bylaws of
Internal Fixation Systems, Inc.

may determine. If the day fixed for the annual meeting shall be a legal holiday in the State of Florida or the state or jurisdiction where the meeting is to be held, such meeting shall be held on the next succeeding business day. The purpose of the annual meeting of shareholders shall be to elect directors and to transact such other business as may come before the meeting. If the election of directors shall not be held on the day designated herein for the annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause such election to be held at a special meeting of the shareholders as soon thereafter as conveniently possible.
SECTION 3. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, may be called (a) by the Board of Directors, (b) by the holders of not less than one-tenth of all the shares entitled to vote at the meeting who have signed, dated and delivered to the corporation's secretary one or more written demands for the meeting describing the purpose(s) for which it is to be held, or (c) by the President.
SECTION 4. Notice of Meetings. Whenever shareholders are required or authorized to take any action at a meeting, a notice of such meeting, stating the place. day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered, no fewer than ten (10) nor more than sixty (60) days before the date set for such meeting, either personally or by first-class mail, by or at the direction of the President or the Secretary, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder, at his address as it appears on the stock transfer books of the Corporation, with first-class postage prepaid thereon. Written waiver by a shareholder of notice of a shareholders'

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Internal Fixation Systems, Inc.

meeting, signed by him, whether before or after the time stated thereon, shall be equivalent to the giving of such notice.

SECTION 5. Action by Consent in Writing. Any action required or permitted to be taken at any annual or special meeting of the shareholders of this Corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be dated and signed by the holders of the outstanding stock having no fewer than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.
In order to be effective the action must be evidenced by one or more written consents describing the action taken, dated and signed by the approving shareholders, and delivered to the corporation by delivery to its principal office in the state of Florida, its principal place of business, the corporate secretary or another officer or agent of the corporation having custody of the book in which proceedings of shareholder meetings are recorded. No written consent shall be effective to take the corporate action referred to therein unless within 60 days of the date of the earliest dated consent delivered in the manner required by this section, written consent signed by the number of holders required to take said action are delivered to the corporation by delivery as set forth in this section.
Within 10 days after obtaining authorization by written consent for the action, notice must be given to those shareholders who have not consented in writing or who are not entitled to vote in the action.
SECTION 6. Quorum. The majority of the shares entitled to vote thereat, present or represented by proxy at any meeting, shall constitute a quorum of the shareholders for the

Bylaws of
Internal Fixation Systems, Inc.

transaction of business except as otherwise provided by statute or by the Articles of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting, subject to the provisions of Section 4 hereof.
SECTION 7. Required Vote. If a quorum is present at any meeting, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the question is one for which, by express provision of law or of the Articles of Incorporation or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.
SECTION 8. Voting and Proxies. Except as otherwise provided in the Articles of Incorporation or by the terms of any outstanding series of Preferred Stock of the Corporation, each shareholder shall be entitled at each meeting and upon each proposal presented at such meeting to one vote in person or by proxy for each share of voting stock recorded in his name on the books of the Corporation on the record date fixed as below provided, or if no such record date was fixed, on the day of the meeting. Every proxy must be signed by the shareholder or his attorney in fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless

Bylaws of
Internal Fixation Systems, Inc.

otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law. If a proxy expressly provides, any proxy-holder may appoint in writing a substitute to act in his place.
SECTION 9. Voting Lists. The Secretary shall have charge of the stock ledger and shall prepare and make, or cause to be prepared and made, at least ten (10) days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number and class and series, if any, of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder at any time during usual business hours for a period of at least ten (10) days prior to the meeting, either at (i) the registered office of the Corporation, (ii) the principal place of business of the Corporation, or (iii) the office of the transfer agent or registrar of the Corporation. The list also shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder or proxy who is present. The stock ledger shall be the only evidence as to who are the shareholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote in person or by proxy at any meeting of shareholders. The requirements set forth in this section shall not apply to any meeting occurring while the Corporation has fewer than six shareholders.
SECTION 10. Record Date. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of

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Internal Fixation Systems, Inc.

any other lawful action, the Board of Directors may fix in advance, but shall not be required to, a record date in accordance with the Florida Statutes then in effect.

SECTION 11. Office. No person shall be required to own, hold or control stock in the Corporation as a condition precedent to holding an office in the Corporation.

ARTICLE IV

Board of Directors

SECTION 1. Powers. The business of the Corporation shall be managed and its corporate powers shall be exercised by its Board of Directors, except as otherwise provided by statute or by the Articles of Incorporation.
SECTION 2. Number. Until the number is changed by resolution of the shareholders at any time and from time to time, the Board shall consist of one (1) director.
SECTION 3. Election and Term of Office. Directors shall be elected at the annual meeting of shareholders, except as provided in Sections 4 and 5 of this Article. At each meeting of shareholders for the election of directors at which a quorum is present, the persons receiving the greatest number of votes, up to the number of directors to be elected, shall be the directors. Each director shall hold office until the next succeeding annual meeting, or until his successor is elected and qualified, or until his earlier resignation by written notice to the Secretary of the Corporation, or until his removal from office.
SECTION 4. Vacancies. Any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of the directors then in office, though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected until the next annual meeting of the

Bylaws of
Internal Fixation Systems, Inc.

shareholders. If there are no directors in office, then any officer or any shareholder or an executor, administrator, trustee or guardian of a shareholder or other fiduciary entrusted with like responsibility for the person or estate of a shareholder, may call a special meeting of shareholders for the purpose of electing a new Board of Directors.
SECTION 5. Removal. At a special meeting of the shareholders, duly called expressly for that purpose as provided in these Bylaws, any director or directors, by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote for the election of directors, may be removed from office, either with or without cause, and the remaining directors, in the manner provided in these Bylaws, shall fill any vacancy or vacancies created by such a removal.
SECTION 6. Place of Meetings. Meetings of the Board of Directors of the Corporation, regular or special, may be held either within or without the State of Florida.
SECTION 7. Regular Meetings. The Board of Directors shall hold a regular meeting each year immediately after the annual meeting of the shareholders at the place where such meeting of the shareholders was held for the purpose of election of officers and for the consideration of any other business that may be properly brought before the meeting. No notice of any kind to either old or new members of the Board of Directors for such regular meeting shall be necessary.
SECTION 8. Special Meetings. Special meetings of the Board of Directors may be called by any two directors, the Chairman of the Board or the President or Secretary on two (2) days' written notice to each director, either personally or by mail or by telegram. Notice of any special meeting of the Board of Directors need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance by a director at a special meeting shall constitute a waiver of notice of such special meeting, except where a director attends a meeting for the express

Bylaws of
Internal Fixation Systems, Inc.

purpose of objecting to the transaction of any business because such special meeting is not lawfully convened.
SECTION 9. Quorum. A majority of all the directors shall constitute a quorum for the transaction of business. The affirmative vote of the majority of directors present at a meeting where a quorum is present shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, a majority of the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
SECTION 10. Compensation. The Board of Directors shall have the authority to fix the compensation of directors, and the directors may be paid their expenses, if any, for attendance at each meeting of the Board of Directors.
SECTION 11. Executive Committee. The Board, by resolution passed by a majority of the whole Board, may designate from among its members an executive committee and one or more other committees, which committees, to the extent provided in such resolution, shall have and exercise any or all of the authority of the Board of Directors, except that no such committee shall have the authority to take actions prohibited to such committees by the Florida Statutes.
SECTION 12. Presence at Meetings. Members of the Board of Directors or an executive committee shall be deemed present in person at a meeting of such Board or committee if a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other is used.
SECTION 13. Written Consent. Any action of the Board of Directors or of any committee thereof, which is required or permitted to be taken at a regular or special meeting, may be taken

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Internal Fixation Systems, Inc.

without a meeting if a consent in writing, setting forth the action so to be taken, signed by all of the members of the Board of Directors or of the committee, as the case may be, is filed in the minutes of the proceedings of the Board of Directors or committee.

ARTICLE V

Officers

SECTION 1. Designation. The Corporation shall have a President, a Secretary and a Treasurer. The Corporation also may have, at the discretion of the Board of Directors, a Chairman of the Board and one or more Vice Presidents (however titled), Assistant Secretaries and Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article. One person may hold two or more offices.
SECTION 2. Election. The Board of Directors shall elect a President, a Secretary and a Treasurer, and may elect such other officers, including a Chairman of the Board, as the business of the Corporation may require, all such officers to be elected at the annual meeting of the Board of Directors or at a special meeting called for that purpose. Each such officer shall hold his office until he/she shall resign or shall be removed or otherwise disqualified to serve, or his successor shall be elected and qualified. Officers shall be elected by the affirmative vote of the majority of directors present at a meeting where a quorum is present.
SECTION 3. Removal and Resignation. Any officer elected or appointed by the Board of Directors may be removed, either with or without cause, by the affirmative vote of the majority of directors present at any meeting where a quorum is present. Any officer may resign at any time by giving written notice to the Board of Directors, or to the Chairman of the Board. if one shall have been elected, or to the President or the Secretary of the Corporation. Any such resignation shall
Bylaws of
Internal Fixation Systems, Inc.

take effect at the date of the receipt of such notice or at any later time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.
SECTION 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled by the Board of Directors.
SECTION 5. Chairman of the Board. The Chairman of the Board, if there shall be such an officer, if present, shall preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may from time to time be assigned to him by the Board of Directors or prescribed by these Bylaws.
SECTION 6. President. The President shall be the chief executive officer of the Corporation and, subject to the control of the Board of Directors, shall have general supervision, direction and control of the business and affairs of the Corporation. He/She shall preside at all meetings of the shareholders, and in the absence of the Chairman of the Board, shall preside at all meetings of the Board of Directors. He/She shall execute deeds, bonds, mortgages and other instruments on behalf of the Corporation, except where required or permitted by law to be signed and executed otherwise and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. He/She shall be ex-officio a member of all the standing committees, if any, shall have the general powers and duties of management usually vested in the office of the chief executive officer of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

Bylaws of
Internal Fixation Systems, Inc.

SECTION 7. Vice Presidents. The Vice Presidents, if any, shall have such powers and perform such duties as may be prescribed from time to time for them respectively by the Chairman of the Board, the President, the Board of Directors or these Bylaws.
SECTION 8. Secretary. The Secretary shall keep, or cause to be kept, a book of minutes at the registered or principal office, or such other place as the Board of Directors may order, of all meetings of directors and shareholders, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at directors' meetings, the number of shares present or represented at shareholders' meetings and the proceedings thereof
The Secretary shall give, or cause to be given, notice of all the meetings of the shareholders and of the Board of Directors required by these Bylaws or by law to be given, and he/she shall keep the seal of the Corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws.
SECTION 9. Treasurer. The Treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, and shares. The books of account shall be open at all reasonable times to inspection by any director.
The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board of Directors. He/She shall disburse the funds of the Corporation, shall render to the President and any director, whenever requested, an account of all his transactions as Treasurer and of the financial condition of the

Bylaws of
Internal Fixation Systems, Inc.

Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws. As required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his/her duties in such sum and with such surety or sureties as the Board of Directors shall determine.
SECTION 10. Compensation. The compensation of the officers and agents of the Corporation shall be fixed from time to time by the Board of Directors, or by such officer or officers as said Board shall direct, and no officer shall be prevented from receiving such compensation by reason of the fact that he/she is or was a director of the Corporation.
ARTICLE VI
Certificates of Stock
SECTION 1. Description. Every shareholder shall be entitled to have for each kind, class or series of stock held a certificate certifying the number of shares thereof held of record by him. Certificates shall be signed by the President or a Vice-President and the Secretary or an Assistant Secretary, and may be sealed with the seal of the Corporation. The seal may be facsimile, engraved or printed. Where such certificate is signed by a transfer agent or a registrar other than the Corporation itself, the signature of any of those officers named herein may be facsimile. In case any officer who signed, or whose facsimile signature has been used on, any certificate shall cease to be such officer for any reason before the certificate has been delivered by the Corporation, such certificate may nevertheless be adopted by the Corporation and issued and delivered as though the person who signed it or whose facsimile signature has been used thereon had not ceased to be such officer.

Bylaws of
Internal Fixation Systems, Inc.

SECTION 2. Lost Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed. The Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.
SECTION 3. Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books, except as otherwise required by law or by the terms of the stock certificate.
SECTION 4. Registered Shareholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls, to the extent permitted by law, a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to interest in such shares on the part of any other person, regardless of whether it shall have express or other notice thereof, except as otherwise required by law.
ARTICLE VII
General Provisions
SECTION 1. Dividends. The Board of Directors, at any regular or special meeting thereof, subject to any restrictions established by law or contained in the Articles of Incorporation, may declare and pay dividends upon the shares of its capital stock in cash, property or its own shares,

Bylaws of
Internal Fixation Systems, Inc.

except when the Corporation is insolvent or when the payment thereof would render the Corporation insolvent.
SECTION 2. Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may designate from time to time.
SECTION 3. Fiscal Year. The fiscal year of the Corporation shall end on the 31 S` day of December.
SECTION 4. Execution of Deeds, Contracts and Other Documents. Except as otherwise provided by the Articles of Incorporation and the Board of Directors, all deeds and mortgages made by the Corporation and all other written contracts and agreements to which the Corporation shall be a party may be executed on behalf of the Corporation by the Chairman of the Board, if one shall have been elected, the President or one or more Vice Presidents, if any shall have been elected, and may be attested to and the corporate seal affixed thereto by the Secretary or Assistant Secretary. The Board of Directors may authorize the execution of deeds, mortgages and all other written contracts and agreements to which the Corporation may be a party by such other officers, assistant officers or agents, as may be selected by the said Chairman of the Board or President from time to time and with such limitations and restrictions as authorization may prescribe.
ARTICLE VIII
Amendment to Bylaws
These Bylaws may be altered, amended, repealed or added to by the vote of a majority of the Board of Directors present at any regular meeting of the said Board, or at a special meeting of the directors called for that purpose, provided a quorum of the directors are present at such meeting,

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Internal Fixation Systems, Inc.

unless the power to alter, amend, repeal or add to the Bylaws is reserved to the shareholders by the Articles of Incorporation.
ARTICLE IX
Indemnification
SECTION 1. General. The Corporation may indemnify to the fullest extent permitted by law any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he/she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of any other corporation, partnership, joint venture, trust or other enterprise.
SECTION 2. Expenses. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 above, or in any defense of any claim, issue or matter therein, he/she shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him in connection therewith.
SECTION 3. Standard of Conduct. Any indemnification shall be made hereunder, unless pursuant to a determination by a court, only if a determination is made that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct required by law. Such determination shall be made as required by law.
SECTION 4. Advance Expenses. Expenses incurred in defending any action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding as

Bylaws of
Internal Fixation Systems, Inc.

authorized in the manner provided in Section 3 above upon receipt of any undertaking by or on behalf of the director, officer, employee or agent to repay such amount, if it shall ultimately be determined that he/she is not entitled to be indemnified by the Corporation as authorized in this Article.
SECTION 5. Benefit. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.
SECTION 6. Insurance. The Corporation shall be empowered to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.
SECTION 7. Affiliates. For the purposes of this Article, references to "the Corporation" include all constituent corporations absorbed in a consolidation or merger, as well as the resulting or surviving corporation, so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as

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Internal Fixation Systems, Inc.

a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he/she would if he/she had served the resulting or surviving corporation in the same capacity.
SECTION 8. Survival. Upon the death of any person having a right to indemnification under this Article, such right shall inure to his heirs and legal representatives. In addition, such heirs and legal representatives shall be entitled to indemnification, under the terms of this Article, against all expenses (including attorneys' fees, judgments, fines and amounts paid in settlement) imposed upon or reasonably incurred by them in connection with any claim, action, suit or proceeding described in the foregoing Section 1 on account of such deceased person.
ARTICLE X
Severability
The provisions of these Bylaws shall be separable each from any and all other provisions of these Bylaws, and if any such provision shall be adjudged to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, or the powers granted to this Corporation by the Articles of Incorporation or Bylaws.
THIS CERTIFIES that the foregoing constitutes the Bylaws of Internal Fixation Systems, Inc. as adopted by the Board of Directors of the Corporation on the 10th day of March, 2006.

/s/ Esteban Hernandez
Esteban Hernandez, Secretary

(Corporate Seal)

Bylaws of
Internal Fixation Systems, Inc.